UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPIES

                      January 13, 2006

Dear Fellow Stockholder:

     You are cordially invited to attend our Company’s annual meeting on Tuesday, March 7, 2006. The meeting will begin promptly at 9:30 a.m. local time at the Copley Symphony Hall, 750 B Street, San Diego, California 92101. I invite you to arrive early at 8:30 a.m. local time to preview our product displays. In addition to the election of four Class III directors (Proposal 1) and ratification of our selection of independent accountants (Proposal 4), there are two other substantive proposals on the agenda that I would like to highlight.

Proposal 2 — To Eliminate the Classified Board and Cumulative Voting

     Two years ago, we received a non-binding stockholder proposal to eliminate our staggered, or classified, board system. Eliminating the classified board system would mean that all directors would be elected annually, rather than in classes every third year. That proposal, presented at our 2004 stockholder meeting, passed by over two-thirds of the votes cast, and at that meeting our Chairman stated that he had heard the stockholders’ voice on this matter and committed to putting a binding resolution before you the following year. Thus, our Board of Directors approved presenting at last year’s stockholder meeting a binding proposal to amend our Certificate of Incorporation to eliminate both the classified board system and cumulative voting in the election of directors. That binding measure received over 60% approval, but fell short of the 66 2/3% of the outstanding shares required for approval.

     Given that a 60% majority voted in favor of eliminating the classified board system, our Board of Directors has decided to present this issue once again to you. We believe that given another opportunity more stockholders may seek to make their voices heard, and as a result this measure may be approved.

Proposal 3 — On Employee Equity Compensation

     We believe that offering broad-based equity compensation programs is critical to attracting and retaining the finest people in our industry. Employees with a stake in the future success of our business are highly motivated to achieve long-term growth and increase stockholder value. The purpose of Proposal 3, which seeks to combine our equity compensation plans as the 2006 Long-Term Incentive Plan, is to provide the Company with a sufficient share reserve and added flexibility to continue to provide new hires, employees and management for approximately the next two years with opportunities for equity ownership in a changing employment market. While our current plans are to continue to grant nonstatutory stock options, we believe it is important to have the flexibility to make other types of equity compensation awards, including incentive stock options, stock appreciation rights and restricted stock.

     Our Company’s compensation and benefits philosophy significantly contributes to creating and sustaining a competitive advantage in the employment market that results in leadership in our business markets. The broad merit-based grant of stock options has been a central part of our unique compensation and benefit mix and we believe it has helped to create an inclusive atmosphere that sets QUALCOMM apart as a place of collaborative innovation.

     Equity compensation remains a significant component of our long-term employee compensation because we do not sponsor a defined-benefit pension plan and we do not include Company stock in our 401(k) plan. Over 99% of our regular, full-time employees currently have stock options.

     We take great pride in our accomplishments and believe that equity-based programs have contributed significantly to this success. Based on the 4-week moving average as of December 9, 2005, our Company’s stock price has increased at a compound annual growth rate of 37.08% versus 8.81% for the S&P 500 Index since the Company became publicly owned in December 1991. In each of the past seven years, QUALCOMM has been voted as “One of the 100 Best Companies To Work For In America” by Fortune Magazine. The annual retention rate of our employees is higher than other high technology companies according to Radford Surveys, a leading human resources survey company in the high-tech industry.

     I urge you to support Proposal 3 on the agenda.

Summary

     Your vote is very important to us. I urge you to vote “FOR” all Proposals.

     Please review the enclosed proxy materials carefully and vote today.

Sincerely,

Paul E. Jacobs
Chief Executive Officer

5775 Morehouse Drive
San Diego, California 92121-1714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 7, 2006

To the Stockholders of QUALCOMM Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the “Company”), will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101, on Tuesday, March 7, 2006 at 8:30 a.m. local time for previewing product displays, and 9:30 a.m. local time for the following purposes:

1.	To elect four Class III directors.

2.	To approve amendments to the Company’s Restated Certificate of Incorporation to eliminate the classified board and cumulative voting.

3.	To approve the combination of the Company’s equity compensation plans as the 2006 Long-Term Incentive Plan and an increase in the share reserve by 65,000,000 shares.

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 24, 2006.

5.	To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on January 6, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Paul E. Jacobs
Chief Executive Officer

San Diego, California
January 13, 2006

How You Can Vote

     If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the three following methods:

•	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the enclosed proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

     If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

     PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS AND TO ELIMINATE CUMULATIVE VOTING
PROPOSAL 3 APPROVAL OF THE COMBINATION OF THE COMPANY’S EQUITY COMPENSATION PLANS AS THE 2006 LONG-TERM INCENTIVE PLAN AND THE INCREASE IN THE SHARE RESERVE BY 65,000,000 SHARES
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL 5 ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE MEASUREMENT COMPARISON
OTHER MATTERS

QUALCOMM INCORPORATED

5775 Morehouse Drive
San Diego, California 92121-1714

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

March 7, 2006

General

     The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 7, 2006, at 9:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 13, 2006 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

     Only holders of record of common stock at the close of business on January 6, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote [ ] shares of common stock.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of Proposals 1 through 5. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to four votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

     All votes will be tabulated by an independent inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Broker Non-Votes

     A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans and most amendments to the Certification of Incorporation.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, the Company has retained Morrow & Company to act as a proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm $12,500, plus reasonable out of pocket expenses, for proxy solicitation services. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is September 15, 2006. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 15, 2006. Any such stockholder proposals must be submitted to the Company’s Corporate Secretary in writing at 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714. Stockholders are also advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. For further information regarding stockholder proposals see page 7.

Code of Ethics

     The Company has adopted a code of ethics that applies to all QUALCOMM employees, including employees of QUALCOMM’s subsidiaries, as well as each member of the Company’s Board of Directors. The code of ethics is available at the Company’s website at http://www.qualcomm.com/ir/docs/codeofethics.pdf. To date, there have not been any waivers by the Company of the code of ethics. Any amendments to, or waivers under, the code of ethics which are required to be disclosed by the rules of the Securities and Exchange Commission will be disclosed on our website at http:/www.qualcomm.com/ir.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

     The Company’s Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at 13. Four seats on the Board of Directors, currently held by Richard C. Atkinson, Diana Lady Dougan, Peter M. Sacerdote and Marc I. Stern, have been designated as Class III Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting. Dr. Atkinson, Ambassador Dougan, and Messrs. Sacerdote and Stern will stand for re-election at this Annual Meeting.

     Dr. Atkinson, Ambassador Dougan, and Messrs. Sacerdote and Stern are currently Board members of the Company who were previously elected by the stockholders. If they are elected at the Annual Meeting and Proposal 2 is not approved by the stockholders, each of the four nominees would serve until the 2009 Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If elected, and if Proposal 2 is approved by the stockholders, then Dr. Atkinson, Ambassador Dougan, and Messrs. Sacerdote and Stern would serve until the 2007 Annual Meeting and until each successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

     If a quorum is present and no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the four candidates receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares of common stock will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     The following table sets forth, for the Company’s current directors, including the Class III nominees to be elected at this meeting, information with respect to their ages and background.

	Position With QUALCOMM		Director
Name	Incorporated	Age	Since
Class III directors nominated for election at the 2006 Annual Meeting of Stockholders:
Richard C. Atkinson	Director	76	1991
Diana Lady Dougan	Director	63	1998
Peter M. Sacerdote	Director	68	1989
Marc I. Stern	Director	61	1994
Class I directors whose terms expire at the 2007 Annual Meeting of Stockholders:
Adelia A. Coffman	Director	53	1992
Raymond V. Dittamore	Director	62	2002
Irwin Mark Jacobs	Chairman of the Board	72	1985
Richard Sulpizio	Director	56	2000
Class II directors whose terms expire at the 2008 Annual Meeting of Stockholders:
Donald G. Cruickshank	Director	63	2005
Paul E. Jacobs	Chief Executive Officer	43	2005
Robert E. Kahn	Director	67	1997
Duane A. Nelles	Director	62	1988
Brent Scowcroft	Director	80	1994

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election at this Meeting

RICHARD C. ATKINSON

     Richard C. Atkinson, age 76, became a Director of the Company in January 1991. Dr. Atkinson served as the president of the University of California from 1995 to 2003 and is now President Emeritus. Prior to that time, he served as chancellor of the University of California at San Diego from 1980 to 1995. Dr. Atkinson joined the board of directors of Cubic Corporation, a high-tech electronic company, in May 1999. Dr. Atkinson is a former director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. Dr. Atkinson is one of the founders of Computer Curriculum Corporation. Dr. Atkinson is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

DIANA LADY DOUGAN

     Diana Lady Dougan, age 63, became a Director of the Company in December 1998. Ambassador Dougan is chairwoman of the Cyber Century Forum and senior advisor at the Center for Strategic and International Studies. Ambassador Dougan has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies, served administratively as Assistant Secretary of State and holds the permanent rank of ambassador. Early in her career, Ambassador Dougan was the first CATV marketing director for Time, Inc. and an award-winning TV producer. Ambassador Dougan serves on a diversity of technology and public policy related boards including co-founder of the Center for Information Infrastructure and Economic Development under the auspices of the Chinese Academy of Social Sciences. In addition to earning undergraduate degrees in industrial psychology and English from the University of Maryland, Ambassador Dougan’s studies also include economics at the University of Utah and the Advanced Management Program at Harvard University.

PETER M. SACERDOTE

     Peter M. Sacerdote, age 68, became a Director of the Company in October 1989. Mr. Sacerdote has been an advisory director of Goldman, Sachs & Co. since May 1999 where he also serves as chairman of the Investment Committee of its Principal Investment Area. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. Mr. Sacerdote also serves as a director of Franklin Resources, Inc., a mutual fund management company and registered investment company, and Hexcel Corporation, a materials manufacturer. Mr. Sacerdote received his B.E.E. degree from Cornell University and a M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

     Marc I. Stern, age 61, became a Director of the Company in February 1994. Mr. Stern is the Chairman of Société Générale’s Global Investment Management and Services (GIMS) North America unit. Prior to his appointment as Chairman of GIMS North America in September 2005, Mr. Stern served as President and a Director of The TCW Group Inc. (TCW), an asset management firm based in Los Angeles. Société Générale acquired majority control of TCW in 2001. In addition to his role at GIMS, Mr. Stern is Vice Chairman of TCW. From 1988 to 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company, and prior thereto was senior vice president of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is also a director of TCW Galileo Funds, Inc., a registered investment company. Mr. Stern received a B.A. degree from Dickinson College, a M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

Directors Elected to Continue in Office Until the 2007 Annual Meeting

ADELIA A. COFFMAN

     Adelia A. Coffman, age 53, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since January 1992. Ms. Coffman also served as chief financial officer of the Company from July 1985 until April 1994 and held the titles of vice president and senior vice president at the Company during that time. Ms. Coffman currently provides financial consulting services; is active in a real estate investment and development company of which she is an owner; and is an owner of Medford Air Service LLC, which is a fixed base operation at the Rogue Valley International Airport — Medford in Oregon. Ms. Coffman received her B.S. degree in business from San Diego State University.

RAYMOND V. DITTAMORE

     Raymond V. Dittamore, age 62, has served as a Director of the Company since December 2002. Mr. Dittamore is a retired audit partner of Ernst & Young LLP, an international accounting firm. Mr. Dittamore retired in 2001 after 35 years of service with that firm, including 14 years as the managing partner of the firm’s San Diego office. Mr. Dittamore is also a director of Invitrogen Corporation, Gen-Probe Incorporated, and Digirad Corporation. Mr. Dittamore received his B.S. degree from San Diego State University.

IRWIN MARK JACOBS

     Irwin Mark Jacobs, age 72, one of the founders of the Company, has served as Chairman of the Board of Directors of the Company since it began operations in July 1985. He also served as Chief Executive Officer of the Company from July 1985 to June 2005. Dr. Jacobs received his B.S. degree in Electrical Engineering from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology. Dr. Jacobs is a member of the National Academy of Engineering and the American Academy of Arts and Sciences and was awarded the National Medal of Technology in 1994. Dr. Irwin Jacobs is the father of Dr. Paul Jacobs, our Chief Executive Officer, and Jeffrey A. Jacobs, President of QUALCOMM Global Development.

RICHARD SULPIZIO

     Richard Sulpizio, age 56, has served as a Director of the Company since December 2000. He served as President of MediaFLO, USA, Inc, a QUALCOMM subsidiary from January 2005 to December 2005. He served as President of QUALCOMM Europe from April 2004 to October 2004 and President of QUALCOMM China from May 2002 to March 2003. Mr Sulpizio retired in July 2001 after serving as President and Chief Operating Officer of the Company from July 1998 to July 2001 and as the Company’s chief operating officer from 1995 to July 1998. He is also a director for ResMed, Inc., a leading respiratory medical device manufacturer. Mr. Sulpizio holds a B.A. degree from California State University, Los Angeles and his M.S. degree in systems management from the University of Southern California.

Directors Elected to Continue in Office Until the 2008 Annual Meeting

DONALD G. CRUICKSHANK

     Donald G. Cruickshank, age 63, has served as a Director of the Company since June 2005. Mr. Cruickshank has been Chairman of Clinovia Group Ltd. since 2004 and Formscape Group Ltd. since 2003. He has also been a member of the Financial Reporting Council, the body responsible in the UK for oversight of the Accountancy and Actuarial professions and for corporate governance standards, since 2002. Mr. Cruickshank has extensive experience in a number of areas, including European regulations and telecommunications. His career has included assignments at McKinsey & Co. Inc., Times Newspapers, Virgin Group plc., Wandsworth Health Authority and National Health Service in Scotland. Mr. Cruickshank served as Chairman of the London Stock Exchange plc from 2000 to 2003 and in the United Kingdom’s Office of Telecommunications (Oftel) from 1993 to 1998. From 1997 to 2000, Mr. Cruickshank also served as Chairman of Action 2000, the U.K.’s millennium bug campaign. In 1998, Chancellor Gordon Brown appointed Mr. Cruickshank as Chairman of the Government’s Review of the U.K. Banking Sector. From 1999 to 2004, Mr. Cruickshank also served as Chairman of SMG plc (formerly Scottish Media Group), one of Scotland’s leading broadcasters. Mr. Cruickshank is a member of the Institute of Chartered Accountants of Scotland. Mr. Cruickshank received his M.A. degree from the University of Aberdeen and his M.B.A. degree from Manchester Business School.

PAUL E. JACOBS

     Paul E. Jacobs, age 43, has served as a director since June 2005 and as our Chief Executive Officer since July 2005. He served as Group President of the QUALCOMM Wireless & Internet Group from July 2001 to June 2005. In addition, he served as an Executive Vice President from February 2000 to June 2005. Dr. Jacobs holds a B.S. degree in Electrical Engineering and Computer Science, a M.S. degree in Electrical Engineering and a Ph.D. degree in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Paul Jacobs is the son of Dr. Irwin Mark Jacobs, Chairman of our Board of Directors, and the brother of Jeffrey A. Jacobs, President of QUALCOMM Global Development.

ROBERT E. KAHN

     Robert E. Kahn, age 67, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, Dr. Kahn was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet switched network. Dr. Kahn received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. Dr. Kahn holds numerous honorary degrees and is a member of the National Academy of Engineering.

DUANE A. NELLES

     Duane A. Nelles, age 62, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, LLP, which he joined in 1968. Mr. Nelles is also a director of WFS Financial Inc., an automotive finance company and Westcorp Inc., a diversified financial services holding company. He received his M.B.A. degree from the University of Michigan.

BRENT SCOWCROFT

     Brent Scowcroft, age 80, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. General Scowcroft is also the president of The Forum for International Policy, a non-profit organization he founded in 1993 that promotes American leadership and foreign policy. General Scowcroft served as Assistant to the President for National Security Affairs for President George H.W. Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. General Scowcroft received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University and holds numerous honorary degrees.

Required Vote and Board of Directors Recommendation

     If a quorum is present and voting, the four nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Board Committees and Meetings

     During the fiscal year ended September 25, 2005, the Board of Directors held eight meetings. Marc I. Stern has acted as the Company’s presiding independent director since the Board meeting immediately following the 2005 stockholder meeting. The Board currently has an Audit Committee, a Compensation Committee, a Governance Committee, a Finance Committee and a Strategic Committee. Committee assignments are re-evaluated annually and approved by the Board at its annual meeting that follows the annual meeting of stockholders in February or March of each year.

     The Audit Committee. The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider comments as to internal controls. The Audit Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://www.qualcomm.com/ir/docs/audit_comm_charter.pdf. During fiscal 2005, the Audit Committee was composed of Messrs. Nelles (Committee Chair) and Dittamore, and Dr. Atkinson and met eight times. The Audit Committee has determined that Messrs. Dittamore and Nelles are audit committee financial experts as defined by SEC rules. All of the members of the Audit Committee are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”) and SEC rule 10A-3(b)(1)(ii). With respect to the determination of independence of Mr. Nelles under NASD Rule 4200, the Board of Directors considered the employment of Mr. Nelles’ sons in non-executive officer positions by the Company, as described below under the heading “Certain Transactions.” The Board also considered Mr. Nelles’ track record of decision-making and determined that the employment of Mr. Nelles’ sons had not interfered and would not interfere with the exercise of Mr. Nelles’ independent judgment in carrying out his duties as a director.

     The Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan and the 2001 Employee Stock Purchase Plan (collectively, the “Employee Stock Purchase Plans”), administers the Company’s 1991 Stock Option Plan and 2001 Stock Option Plan (collectively, the “Stock Option Plans”) and otherwise determines compensation levels for the Chief Executive Officer, the Named Executive Officers (as listed in the Summary Compensation Table), the directors and other key employees and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://www.qualcomm.com/ir/docs/comp_comm_charter.pdf. During fiscal 2005, the Compensation Committee was composed of Messrs. Dittamore (Committee Chair) and Stern and Dr. Atkinson and met seven times. All of the members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Governance Committee. The Governance Committee reviews, approves and oversees various corporate governance related policies and procedures applicable to the Company. The Committee also reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight with respect to these processes. In addition, the Committee evaluates and recommends nominees for membership on the Company’s Board of Directors and its committees. The Governance Committee acts pursuant to a written charter adopted by the Board. The charter is available at the Company’s website at http://www.qualcomm.com/ir/docs/gov_comm_charter.pdf. During fiscal 2005, the Governance Committee was composed of Messrs. Stern (Committee Chair), Nelles and Sacerdote, General Scowcroft, and Dr. Kahn, and met five times. Mr. Cruickshank joined the Governance Committee on September 26, 2005. All of the members of the Governance Committee are independent directors within the meaning of Rule 4200 of the NASD.

     The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. The Board has also adopted a formal policy concerning stockholder recommendations of Board candidates to the Governance Committee. This policy is set forth in the Company’s Corporate Governance Principles and Practices, which is available on its website at http://www.qualcomm.com/ir/docs/corp_gov_prin_pract.pdf. Under this policy the Governance Committee will review a reasonable number of candidates recommended by a single stockholder who has held over 1% of the Company’s stock for over one year and who satisfies the notice, information and consent requirements set forth in the Company’s Bylaws. To recommend a nominee for election to the Board, a stockholder should submit his or her recommendation to the Company’s corporate offices at 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714, Attention: Corporate Secretary. A stockholder’s recommendation should be received by the Company prior to the date set forth above under “Stockholder Proposals.” A stockholder’s recommendation should be accompanied by the information required with respect to stockholder nominees in the Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address and the number of shares beneficially owned by the stockholder. The proposing stockholder should also provide evidence of owning the requisite shares of Company stock for over one year. Candidates so recommended will be reviewed using the same process and standards for reviewing Board recommended candidates.

     In evaluating director nominees, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the nominee’s other commitments, including the other boards on which a nominee serves; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Governance Committee also considers candidates with appropriate non-business backgrounds.

     Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASD rules. The Governance Committee also believes it is in the stockholders’ best interest for certain key members of the Company’s current and former management to participate as members of the Board.

     The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. The Company has, in the past, also engaged a third party to identify and evaluate potential nominees.

     The Company has also adopted a so-called “Majority Voting” policy as a part of its Corporate Governance Principles and Practices. Under this policy, if a director receives in an uncontested election a greater number of “withhold” votes than votes cast “for” his or her election, the Governance Committee will undertake a prompt evaluation of the appropriateness of the director’s continued service on the Board. In performing this evaluation, the Governance Committee will review all factors it deems relevant, including the stated reasons why votes were withheld, the director’s length of service, his or her past contributions to the Company and the availability of other qualified candidates. The Governance Committee will then make its recommendation to the Board of Directors. The Board of Directors will review the Governance Committee’s recommendation and consider such further factors and information as it deems relevant. Under this policy, the Governance Committee will make its recommendation and the Board of Directors will act on the Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting. If the Board of Directors determines remedial action is appropriate, the director shall promptly take whatever action is requested by the Board of Directors. If the director does not promptly take the recommended remedial action or if the Board determines that immediate resignation is in the best interests of the Company and its stockholders, the director shall promptly tender his or her resignation upon request from the Board. The Company will publicly disclose the Board of Directors’ decision within four business days by filing a Current Report on Form 8-K, providing an explanation of the process by which the decision was reached, and, if applicable, the reason for not requesting the director’s resignation. The director in question will not participate in the Governance Committee’s or the Board of Directors’ analysis.

     The Finance Committee. The Finance Committee reviews the Company’s financial position, cash management, dividend and stock repurchase programs, securities issuances, acquisitions and other major strategic investment decisions. The Finance Committee acts pursuant to a written charter adopted by the Board. The charter is available at the Company’s website at http://www.qualcomm.com/ir/docs/finance_comm_charter.pdf. During fiscal 2005, the Finance Committee was composed of Messrs. Sacerdote (Committee Chair) and Sulpizio, and Ambassador Dougan and met six times.

     The Strategic Committee. The Strategic Committee monitors the development and implementation of the Company’s business and research and development strategies. It works with management in identifying and developing Board focus on issues and recommendations which will further the Company’s long and short term strategic planning. The Strategic Committee acts pursuant to a written charter adopted by the Board. The charter is available at the Company’s website at http://www.qualcomm.com/ir/docs/strategic comm charter.pdf. During fiscal 2005, the Strategic Committee was composed of Ambassador Dougan (Committee Chair), Drs. Irwin Jacobs and Robert Kahn, Mr. Sulpizio and General Scowcroft, and met six times.

Communications with Directors

     The Company has adopted a formal process for stockholder communications with the Board. This process is also set forth in the Company’s Corporate Governance Principles and Practices. Stockholders who wish to communicate to the Board should do so in writing to the following address:

[Name of Director(s) or Board of Directors]
QUALCOMM Incorporated
Attn: General Counsel
5775 Morehouse Drive, L-733G
San Diego, California 92121-1714

The Company’s General Counsel logs all such communications and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Chair of the Governance Committee for distribution.

Board and Committee Meeting Attendance

     During the fiscal year ended September 25, 2005, with the exception of Mr. Cruickshank, each Board member attended at least 75% of the aggregate of the meetings of the Board, and of the Committees on which he or she served, held during the period for which he or she was a Board or Committee member, respectively. Mr. Cruickshank was unable to attend at least 75% of the meetings of the Board and Committees on which he served as he joined the Board in June 2005 and had prior scheduled commitments that conflicted with certain special meetings of the Board.

Annual Meeting Attendance

     The Company’s Corporate Governance Principles and Practices sets forth a policy on director attendance at annual meetings. Directors are encouraged to attend absent unavoidable conflicts. All of the then-sitting directors attended the Company’s last annual meeting.

Director Independence

     The Board has determined that, except as noted below, all of the members of the Board are “independent directors” within the meaning of Rule 4200 of the NASD. Dr. Irwin Mark Jacobs and Dr. Paul E. Jacobs are not considered independent because both are employed by the Company as executive officers, and Dr. Irwin Mark Jacobs’ son and Dr. Paul E. Jacobs’ brother Jeffrey A. Jacobs is the President of QUALCOMM Global Development and an executive officer. Mr. Richard Sulpizio is not considered independent because of his recent employment relationships with the Company and its subsidiary, MediaFLO USA.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS AND TO ELIMINATE CUMULATIVE VOTING

     The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. The Restated Certificate of Incorporation also provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses.

     In December 2005, the Board of Directors adopted, subject to stockholder approval, amendments to revise Article VI of the Restated Certificate of Incorporation to eliminate the classified Board of Directors and to eliminate cumulative voting for election of directors. The proposal would allow for the annual election of directors in the manner described below. The Board of Directors has set the current number of directors at 13. The proposal would not change the present number of directors and the Board of Directors would retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal

     Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a classified structure for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always has prior experience as directors of the company. This continuity and long-term focus is particularly important to research-based organizations, such as the Company, where product and technology development is complex and long-term. Proponents further assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election. This system for electing and removing directors was adopted by the Company’s stockholders in 1993, and has worked well for the past 12 years.

     Alternatively, some investors view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a classified structure for the election of directors may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and therefore may erode stockholder value.

     In 2004, a stockholder proposal requesting that the Board take all necessary steps to elect the directors annually was included in the Company’s annual proxy statement and was approved by greater than two-thirds of the votes cast. After a review by the Company’s Governance Committee and the Board of Directors, the Board of Directors, based upon the recommendation of the Governance Committee, decided that it was an appropriate time to propose eliminating the classified Board and a binding proposal to make the necessary amendments to the Company’s Restated Certificate of Incorporation was presented to the stockholders at the 2005 annual meeting. The threshold for approval of this proposal was 66-2/3% of the shares of the Company’s common stock outstanding as of the record date for that meeting. While the measure garnered over 60% of the outstanding shares voting in its favor, it did not pass. Due to the relatively high number of votes cast in favor of this proposal, however, the Governance Committee recommended it be re-submitted to stockholders and the Board concurred. The Board is committed to principles of corporate democracy and is mindful that a substantial majority of the shares voted at both the 2004 and 2005 annual meetings were voted in favor of eliminating the classified structure. This determination by the Board also furthers its goal of ensuring that the Company’s corporate governance policies maximize management accountability to stockholders and would, if adopted, allow stockholders the opportunity each year to register their views on the performance of the entire Board of Directors. Accordingly, the Board has determined that eliminating the classified Board is in the best interests of the Company and its stockholders.

     In reviewing the Company’s classified board structure, the Governance Committee and Board also reviewed the Company’s Restated Certificate of Incorporation provisions on cumulative voting. As allowed by Delaware corporate law, the Company’s Restated Certificate of Incorporation permits stockholders to exercise cumulative voting rights when electing directors. As explained above, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. Cumulative voting also worked together with the classified board system to encourage bidders to negotiate with the Board when making bids for the Company because it would be more difficult to gain control of the Board as part of a hostile transaction, thereby enhancing the Board’s ability to protect the interests of stockholders. Under this mechanism, however, after eliminating the Company’s classified board system a minority stockholder would be able to disproportionately influence the composition of the Board, as it would require substantially less stock to assure a stockholder of being able to elect a representative to the Board. The Company believes, based on its review of public filings, that a very small proportionate number of Delaware corporations in the Nasdaq-100 and the Dow Jones Industrial Average maintain cumulative voting without a classified board system.

     The Board believes that, in the absence of a classified board, each director should only be elected if such director receives a plurality of the votes cast and that each director should represent the interest of all stockholders, rather than the interest of a minority stockholder or special constituency. The elimination of cumulative voting for directors is consistent with the Company’s desire to more closely align stockholder interests and Board accountability. Accordingly, the Board, after review and deliberation, determined that, in the absence of a classified board, eliminating cumulative voting of directors is in the best interests of the Company and its stockholders.

     Both the elimination of the classified board and elimination of cumulative voting would require amendments to the Restated Certificate of Incorporation. If this proposal is approved by the stockholders, current director nominees’ terms would expire at the 2007 annual meeting of stockholders, but sitting directors’ terms would not be shortened. Those directors whose terms expire at the 2007 annual meeting of stockholders will similarly be elected for a one-year term to expire in 2008. Beginning with the 2008 annual meeting, all directors would be elected for one-year terms at each annual meeting. Board candidates receiving the highest number of votes of the shares entitled to be voted, up to the number of directors to be elected by such shares, shall be declared elected.

     If this proposal is adopted, any director appointed by the Board as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office until the next annual meeting.

     The amendments to the Restated Certificate of Incorporation to implement this proposal are substantially set forth in Appendix 2, and the Company has shown the changes to the relevant sections of Article VI resulting from the proposed amendment with deletions indicated by strike-outs and additions indicated by both italicizing and underlining. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially these amendments, which the Company would do promptly after the annual meeting. At such time, the Board would consider amendments to the Company’s Bylaws that would make the Bylaws consistent with the proposed amendment to eliminate the classified Board and eliminate cumulative voting of shares.

Required Vote and Board of Directors Recommendation

     Approval of this proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Company’s common stock outstanding as of the Record Date. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD AND TO ELIMINATE CUMULATIVE VOTING.

PROPOSAL 3

APPROVAL OF THE COMBINATION OF THE COMPANY’S EQUITY COMPENSATION PLANS AS THE 2006 LONG-TERM INCENTIVE PLAN AND THE INCREASE IN THE SHARE RESERVE BY 65,000,000 SHARES

     In December 2005, the Board of Directors adopted, subject to stockholder approval, the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan is intended to be a restatement of the 2001 Stock Option Plan. It is also intended to be a successor to the 1991 Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan and its predecessor plan (the “Prior Plans”). It is also intended to be the source of shares for the Executive Retirement Matching Contribution Plan (“ERMCP”). If the stockholders approve the restatement of the 2001 Option Plan as the 2006 Plan, the share reserves of the Prior Plans and the ERMCP will be merged into the reserve of the 2006 Plan, and an additional 65,000,000 shares will be reserved under the 2006 Plan, in addition to the 15,871,184 shares available for grant under the combined plans as of December [9], 2005.

     The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives. The Company believes its use of stock options in the employee compensation process has been a material factor in its success to date, and the Company intends to continue the appropriate use of stock options in the future.

     The Board has full discretion to determine the number of awards to be granted to employees under the 2006 Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Prior to the Annual Meeting, the Company will not grant any awards under the 2006 Plan.

Key Features of the 2006 Long-Term Incentive Plan and other significant historical option grant information has been highlighted below:

•	Multiple equity compensation plans are consolidated under one plan;

•	An independent committee of the Board of Directors administers the plan;

•	65,000,000 shares are authorized for grant under the 2006 Plan, in addition to the 15,871,184 shares still available as of December [9], 2005 for grant under the combined plans;

•	Awards other than stock options and stock appreciation rights will be charged against the 2006 Plan share reserve at the rate of two shares for each share actually granted;

•	Awards may not be granted later than 10 years from the Effective Date;

•	Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards;

•	Stock options and stock appreciation rights may not be repriced;

•	Stock options and stock appreciation rights may not be granted below fair market value;

•	Stock options or stock appreciation rights generally shall not be fully vested over a period of less than three years from the date of grant and cannot be exercised more than 10 years from the date of grant;

•	Restricted stock, restricted stock units, and performance awards generally shall not vest faster than over a three year period (or a 12-month period if vesting is based on a performance measure);

•	Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company using stock option proceeds will not be available again for grant;

•	The 2006 Plan reserve will be reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made;

•	The Company’s policy is that all full-time employees are eligible to receive stock options; and

•	The Company’s options granted in a given year expressed as a percentage of the Company’s shares outstanding (“burn rate”), for fiscal year 2005 was 2.1% and the 3-year average was 2.0%; however, excluding the one-time grants to Dr. Paul Jacobs and Messrs. Steve Altman and Sanjay Jha in connection with their promotions, the fiscal year 2005 burn rate would have been 2.0%.

Summary of the 2006 Plan

     The following is a summary of the material terms of the 2006 Plan. It is qualified in its entirety by the specific language of the 2006 Plan, a copy of which is available to any stockholder upon request.

     General

     The 2006 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares and other stock-based awards. It is also the source of shares for award under the ERMCP. Incentive stock options granted under the 2006 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2006 Plan are not intended to qualify as incentive stock options under the Code. The Company presently intends to grant nonstatutory stock options under the 2006 Plan and to use the 2006 Plan as a source of ERMCP shares.

     Purpose

     The purpose of the 2006 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive awards under the 2006 Plan and by motivating such persons to contribute to the growth and profitability of the Company.

     Administration

     The 2006 Plan is administered by the Board of Directors and its designees. The Board is responsible for interpreting the 2006 Plan and, subject to the provisions of the 2006 Plan, determining the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration to be paid upon exercise of an award, and other terms of the award. The Board of Directors is authorized to delegate administration of the 2006 Plan to a committee of outside directors. The Board has delegated administration of the 2006 Plan to the Compensation Committee of the Board. For awards to persons other than directors or corporate officers, the Compensation Committee in turn has delegated implementation of the 2006 Plan to the Management Stock Award Committee, currently comprised of the Company’s Chief Executive Officer, President and Executive Vice President, Human Resources, who act pursuant to guidelines approved by the Compensation Committee. As used herein with respect to the 2006 Plan, the “Board” refers to the Compensation Committee and the Management Stock Award Committee, as well as to the Board of Directors itself.

     Stock Subject to the 2006 Plan

     The share reserve under the 2006 Plan will be equal to the shares available for future grant under the 2001 Option Plan, the 2001 Directors’ Plan and the ERMCP on the date the 2006 Plan is approved by the Company’s stockholders, plus an additional 65,000,000 shares for a total of 226,239,821 shares reserved. However, the share reserve under the 2006 Plan will be increased without any further action by the Board of Directors or stockholders by an amount equal to the number of shares of common stock subject to any outstanding option under a Prior Plan that is terminated or cancelled (but not an option under a Prior Plan that expires) following the date that the 2006 Plan is approved by stockholders. As of December [9], 2005, of the total shares available under the 2001 Option Plan, the Prior Plans and the ERMCP, 148,256,361 shares were subject to outstanding options and 15,871,184 shares were available for future grants, for a combined total of 164,127,545 shares. If awards granted under the 2006 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of common stock subject to such expired, cancelled or terminated awards will then be available for grant under the 2006 Plan. Shares that are subject to an award under the ERMCP and are returned to the Company because they fail to vest will again become available for grant under the 2006 Plan.

     Shares subject to stock options and stock appreciation rights that do not include a right to receive a dividend equivalent right will be charged against the 2006 Plan share reserve on the basis of one share for each one share granted. Shares subject to stock options and stock appreciation rights that include the right to receive dividends and all other types of awards will be charged against the 2006 Plan share reserve on the basis of two shares for each one share granted. Any shares returned to the reserve as described above will be returned on the same basis as they are charged.

     Eligibility

     Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. Only designated executives are eligible for matching awards under the ERMCP. As of December [9], 2005, approximately 10,000 persons (all full time employees of the Company, and the non-employee directors) would have been eligible to receive grants under the 2006 Plan.

     No incentive stock options may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2006 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000. In order to permit awards to qualify as “performance based compensation” under Code Section 162(m), no employee may be granted awards in excess of the following in each fiscal year of the Company:

•	Stock options and stock appreciation rights: No more than 3,000,000 shares.

•	Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than 1,000,000 shares.

•	Performance share awards: No more than 1,000,000 shares for each full fiscal year contained in the performance period of the award.

•	Performance unit awards: No more than $1,000,000 for each full fiscal year contained in the performance period of the award.

     Restricted stock awards, restricted stock unit awards and performance awards will generally vest based on continued service no more rapidly than ratably over a three-year period. Such awards will generally vest based on performance goals over a performance period no shorter than 12 months. Acceleration to a schedule more rapid than these will generally only occur in connection with death, disability or a change in control.

     Options and Stock Appreciation Rights

     The following is a description of the general terms of options and stock appreciation rights under the 2006 Plan. Individual grants may have terms that differ from those described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 2006 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On December [9], 2006, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $44.45 per share. The exercise price of options granted under the 2006 Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) for optionees who are employees, in the Company’s sole and absolute discretion, by delivery of a promissory note, (iv) in any other form of legal consideration acceptable to the Board, or (v) any combination of the above.

     No Repricing. The 2006 Plan does not permit the Company to lower the exercise price of options or stock appreciation rights without stockholder approval.

     Exercise. Options and stock appreciation rights granted under the 2006 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2006 Plan may be subject to different vesting terms; provided, however, that options and stock appreciation rights (other than those granted to non-employee directors) may not vest fully in less than three years from the date of grant. The Board has the power to accelerate the time during which an award may be exercised, subject to this three year limit.

     Term. The maximum term of options and stock appreciation rights under the 2006 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2006 Plan provides for earlier termination of an award due to the holder’s cessation of service.

     Restrictions on Transfer

     Incentive stock options granted under the 2006 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted and only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company, and in a form acceptable to the Company, that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.

     Restricted Stock Units

     The Board may grant restricted stock units under the 2006 Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Board, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

     Restricted Stock Awards

     The Board may grant restricted stock awards under the 2006 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Board determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

     Performance Awards

     The Board may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the Company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards, and “Board” as used in this section shall mean this committee. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a value set by the Board. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

     Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stock holder return, free cash flow, or other measures as determined by the Board. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

     Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock. The Board may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.

     Unless otherwise provided by the Board, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2006 Plan provides that, unless otherwise determined by the Board, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

     Deferred Compensation Awards

     The 2006 Plan authorizes the Board to establish a deferred compensation award program in addition to the ERMCP. If and when implemented, participants designated by the Board who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance shares or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Board in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

     Other Stock-Based Awards

     The Plan permits the Board to grant other awards based on the Company’s stock or on dividends on the Company’s stock.

     Effect of Certain Corporate Events

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2006 Plan and to any outstanding awards, in the Section 162(m) per employee grant limit (see “Federal Income Tax Information—Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

     If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. However, if an outstanding award is not assumed or replaced, the 2006 Plan provides that the vesting and exercisability of the award shall be accelerated, effective 10 days prior to the Change in Control. Awards that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

     Change in Control. The 2006 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

     Duration, Amendment and Termination

     The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan will expire on the tenth anniversary of stockholder approval.

     The Board may also amend the 2006 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2006 Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2006 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

     Awards Granted to Certain Persons

     The aggregate numbers of shares of common stock subject to awards granted to certain persons under the plans to be combined as the 2006 Plan in the last completed fiscal year are as follows: (i) Paul E. Jacobs, Chief Executive Officer, 1,400,000 shares; (ii) Irwin Mark Jacobs, Chairman of the Board, 500,000 shares; (iii) Steven R. Altman, President, 1,150,000 shares; (iv) Sanjay K. Jha, Executive Vice President and President, CDMA Technologies Group, 1,100,000 shares; (v) William E. Keitel, Executive Vice President and Chief Financial Officer, 400,000 shares; (vi) Roberto Padovani, Executive Vice President and Chief Technology Officer, 300,000 shares; and (vii) all current executive officers as a group, an aggregate of 5,787,000 shares; (viii) all current directors who are not executive officers as a group, an aggregate of 377,000 shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 28,270,408 shares.

     Federal Income Tax Information

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

     Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

     Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

     Deferred Compensation Awards. A participant generally will recognize no income upon the receipt of a deferred compensation award. Upon the settlement of the award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

     For the aforementioned reasons, the Company’s 2006 Plan provides for an annual per employee limitation as required under Section 162(m) and the Company’s Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee qualify as performance-based compensation, and the other awards subject to performance goals may qualify.

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2006 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2006 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Required Vote and Board of Directors Recommendation

     The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

     Should such stockholder approval not be obtained, then the 2006 Plan and 65,000,000 share increase, which is the subject of this proposal, will not be implemented and no additional awards will be granted on the basis of this increase. However, in that event the 2001 Option Plan, the Prior Plans and the ERMCP will remain in effect, and awards may continue to be made pursuant to the provisions of the plans until their share reserves are depleted.

     The Board believes that the 2006 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMBINATION OF THE COMPANY’S EQUITY COMPENSATION PLANS AS THE 2006 LONG-TERM INCENTIVE PLAN AND THE INCREASE IN THE SHARE RESERVE BY 65,000,000 SHARES.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 24, 2006 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

Fees for Professional Services

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 25, 2005 and September 26, 2004 and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$3,513,000	$4,260,000
Audit-Related Fees(2)	1,187,000	1,483,000
Tax Fees(3)	22,000	97,000
All Other Fees(4)	6,000	7,000

Total	$4,728,000	$5,847,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees principally related to field verification of royalties due from licensees.

(3)	Tax Fees consist of fees for professional services rendered for assistance with international tax compliance.

(4)	All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent accountant.

     Fees for accounting services rendered by other professional service firms during fiscal 2005 and 2004 were $5,337,000 and $4,528,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to certain Committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. None of the fees paid to the independent accountants during fiscal 2005 and 2004, under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

Required Vote and Board of Directors Recommendation

     The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 24, 2006.

PROPOSAL 5

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

     Under the Company’s Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of a majority of the shares casting votes that are entitled to vote and are present, in person or by proxy. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. If the proxy holders determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a stockholder vote under Proposal 5 of the attached Notice of Meeting. The Company will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as the Company determines to be appropriate.

Required Vote and Board of Directors Recommendation

     The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE COMPANY’S PROPOSALS IN THIS PROXY STATEMENT.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company’s common stock as of December [9], 2005 by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” (the “Named Executive Officers”); and (iii) all executive officers and directors of the Company as a group. Based on currently available Schedules 13D and 13G filed with the SEC, the Company does not know of any beneficial owners of more than 5% of its common stock.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of	Percent of
Name of Beneficial Owner	Shares	Class
Paul E. Jacobs (2)	3,627,230	*
Irwin Mark Jacobs (3)	37,822,578	2.28
Steven R. Altman (4)	1,592,118	*
Sanjay K. Jha (5)	1,297,440	*
William E. Keitel (6)	820,458	*
Roberto Padovani (7)	1,441,999	*
Richard C. Atkinson (8)	883,606	*
Adelia A. Coffman (9)	534,164	*
Donald G. Cruickshank	0	*
Raymond V. Dittamore (10)	42,733	*
Diana Lady Dougan (11)	478,664	*
Robert E. Kahn (12)	717,664	*
Duane A. Nelles (13)	419,004	*
Peter M. Sacerdote (14)	1,552,264	*
Brent Scowcroft (15)	546,248	*
Marc I. Stern (16)	1,134,164	*
Richard Sulpizio (17)	1,064,012	*
All Executive Officers and Directors as a Group (22 persons ) (18)	58,011,983	3.46

*	Less than 1%.

(1)	This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,648,140,538 shares outstanding on December [9], 2005, adjusted as required by rules promulgated by the SEC.

(2)	Includes 1,464,652 shares held in family trusts and 82,231 shares held for the benefit of Dr. Paul Jacobs’ children. Also includes 2,080,347 shares issuable upon exercise of options exercisable within 60 days of which 616,000 shares are held in trusts for the benefit of Dr. Paul Jacobs and/or his spouse and 1,041 are held by Dr. Paul Jacobs’ spouse.

(3)	Includes 25,974,003 shares held in family trusts and 2,192,334 shares held in a Grantor Retained Annuity Trust for the benefit of Dr. Irwin Jacobs and his spouse. Dr. Irwin Jacobs shares voting power with his spouse for shares owned through these trusts. Also includes 9,656,241 shares issuable upon exercise of options exercisable within 60 days, of which 1,963,612 shares are held in trusts for the benefit of Dr. Irwin Jacobs and/or his spouse and 1,481,686 shares are held by Dr. Irwin Jacobs’ spouse.

(4)	Includes 179,620 shares held in family trusts and 1,412,498 shares issuable upon exercise of options exercisable within 60 days.

(5)	Includes 636 shares held in family trusts and 1,274,132 shares issuable upon exercise of options exercisable within 60 days.

(6)	Includes 815,332 shares issuable upon exercise of options exercisable within 60 days.

(7)	Consists of 1,441,999 shares issuable upon exercise of options exercisable within 60 days.

(8)	Includes 327,362 shares held in family trusts, 50,000 shares held by his spouse, 50,000 shares held in a Grantor Retained Annuity Trust, and 65,280 shares held in trust for the benefit of relatives. Also includes 390,964 shares issuable upon exercise of options exercisable within 60 days.

(9)	Includes 280,500 shares held in family trusts. Also includes 253,664 shares issuable upon exercise of options exercisable within 60 days.

(10)	Includes 7,401 shares held in family trusts. Also includes 35,332 shares issuable upon exercise of options exercisable within 60 days.

(11)	Consists of 478,664 shares issuable upon exercise of options exercisable within 60 days.

(12)	Includes 685,664 shares issuable upon exercise of options exercisable within 60 days.

(13)	Includes 317,664 shares issuable upon exercise of options exercisable within 60 days.

(14)	Includes 114,600 shares held by The Peter M. Sacerdote Investment Partners, L.P., a family partnership, with Peter M. Sacerdote as General Partner and 480,000 shares owned by the Peter M. Sacerdote Foundation. Mr. Sacerdote disclaims all beneficial ownership for the shares owned by the Foundation. Also includes 237,664 shares issuable upon exercise of options exercisable within 60 days.

(15)	Includes 397,664 shares issuable upon exercise of options exercisable within 60 days.

(16)	Includes 704,500 shares held by the Beatrice B. Corporation of which Mr. Stern is the president and sole owner, and 162,576 shares owned through a grantor trust, which Mr. Stern is the trustee. Also includes 267,088 shares issuable upon exercise of options exercisable within 60 days.

(17)	Includes 846 shares held in family trusts and 16,800 shares held for the benefit of Mr. Sulpizio’s children. Also includes 1,046,366 shares issuable upon exercise of options exercisable within 60 days of which 1,368 shares are held in trusts for the benefit of Mr. Sulpizio’s children for which Mr. Sulpizio’s spouse is the trustee.

(18)	Consists of 23,761,504 shares issuable upon exercise of options exercisable within 60 days for all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 25, 2005, all Section 16(a) filing requirements were complied with except for one Form 4 filed late for Dr. Irwin Jacobs, reflecting a stock exercise, a stock sale and a gift. Dr. Richard C. Atkinson and Adelia A. Coffman did not file Forms 5 with respect to one gift made by each of them in fiscal 2004, and instead reported the gifts on a late Form 4 filed during fiscal 2005 and a Form 5 for fiscal 2005, respectively.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

     Only Non-Employee Directors receive Director fees.

     Non-Employee Directors receive the following compensation:

•	An annual retainer of $50,000, paid quarterly;

•	A Board meeting fee of $2,000 for each Board meeting attended ($1,000 for attendance by telephone);

•	A Board Committee meeting fee of $1,500 for each Board Committee meeting attended (including attendance by telephone); and

•	The Chair of each Board Committee receives a fee of $7,500 per year, except the Audit Committee Chair receives a fee of $15,000 per year.

     The following table presents the compensation provided by the Company to the Non-Employee Directors for fiscal year ended September 25, 2005.

Non-Employee Director Compensation Table

	Annual	Board/Committee	Committee
	Cash	Meeting	Chair		Stock Underlying
Name	Retainer	Fees	Fees	Total	Options Granted
Richard C. Atkinson	$43,750	$35,000	—	$78,750	18,000
Adelia A. Coffman	43,750	12,000	—	55,750	18,000
Donald G. Cruickshank	16,346	3,000	—	19,346	40,000
Raymond V. Dittamore	43,750	31,500	$7,500	82,750	18,000
Diana Lady Dougan	43,750	30,500	7,500	81,750	18,000
Robert E. Kahn	43,750	29,500	—	73,250	18,000
Duane A. Nelles	43,750	34,500	15,000	93,250	18,000
Peter M. Sacerdote	43,750	27,000	7,500	78,250	18,000
Brent Scowcroft	43,750	27,500	—	71,250	18,000
Marc I. Stern	43,750	29,000	7,500	80,250	18,000
Richard Sulpizio (1)	8,948	5,000	—	13,948	—

(1)	Mr. Sulpizo became an employee Director on January 17, 2005.

     Beginning in calendar 2006, a Non-Employee Director may elect to defer his or her cash fees under the Company’s Executive Retirement Plan.

     When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. These amounts are not included in the table above. Employee Directors do not receive any compensation for their participation in Board meetings or Board Committee meetings.

Charitable Gifts Program

     Each Non-Employee Director of the Company is eligible to participate in a Charitable Matching Gift Program in which the Company will match (up to $50,000 annually) a Non-Employee Directors’ contribution to a qualified, eligible IRS recognized nonprofit organization.

Stock Option Program

     Each Non-Employee Director of the Company is eligible to receive stock option grants under the Company’s 2001 Non-Employee Directors’ Stock Option Plan (the “2001 Directors’ Plan”). Employee Directors are not eligible to receive stock options under the 2001 Directors’ Plan.

     The 2001 Directors’ Plan provides for an Initial Option grant to purchase 40,000 shares of the Company’s common stock to Non-Employee Directors upon first joining the Board (except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a Non-Employee Director as a result of the termination of such employment shall not be eligible to receive an Initial Option) and an Annual Option grant to purchase 18,000 shares of the Company’s common stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board. A Non-Employee Director that was granted an Initial Option within 270 days prior to the annual meeting does not receive such Annual Option.

     All options granted under the Company’s Non-Employee Directors’ Stock Option Plan (the “Prior Directors’ Plan”), the 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Directors’ Plan”) and the 2001 Directors’ Plan have exercise prices equal to the fair market value of the underlying common stock on the date of grant and vest over five years according to the following vesting schedules. Options granted on or after February 27, 2001 under the 2001 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Options granted between January 17, 2000 and February 26, 2001 under the 1998 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, shares subject to the option will vest on each monthly anniversary of the date of grant. Options granted between November 18, 1996 and January 16, 2000 under the Prior Directors’ Plan and under the 1998 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

     The term of all options under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan is 10 years, but such options generally terminate 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee terminates service due to the optionee’s (i) retirement at age 70 or older after nine years of service on the Board (“Retirement” as defined in the 1998 Directors’ Plan and the 2001 Directors’ Plan) or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Code, the option will terminate only upon expiration of the option term. In the event that an optionee terminates service due to the optionee’s death or due to the optionee’s termination due to permanent and total disability or Retirement and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee’s death and the option may be exercised in full at any time within one year of such termination or upon the original expiration date, whichever is earlier. In addition to the foregoing, the vesting of options granted under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan accelerate in connection with specified change of control transactions.

     If the stockholders approve Proposal 3, the 2006 Long-Term Incentive Plan will become the source of director equity incentives. The Company currently intends to continue to grant options to Non-Employee Directors under the 2006 Long-Term Incentive Plan on the same basis as under the 2001 Directors’ Plan.

     During the fiscal year ended September 25, 2005, pursuant to the 2001 Directors’ Plan Annual Options to purchase an aggregate of 162,000 shares of the Company’s common stock were granted to Non-Employee Directors serving on the Board on March 8, 2005 (the annual meeting date) and an initial option to purchase 40,000 shares of the Company’s common stock was granted to Mr. Cruickshank on June 3, 2005 in connection with his appointment to the Board.

Compensation of Executive Officers

Summary Compensation Table

     The following table shows, for each of the three fiscal years ended September 25, 2005, compensation awarded or paid to, or earned by the Named Executive Officers:

				Long-Term
		Annual		Compensation
		Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation(2)
Paul E. Jacobs (3)	2005	$650,016	$500,000	1,400,000	$154,645
Chief Executive Officer	2004	531,743	984,525	400,000	105,606
	2003	464,241	605,000	400,000	81,017
Irwin Mark Jacobs(4)	2005	984,239	500,000	500,000	273,893
Chairman of the Board	2004	1,062,282	1,701,500	600,000	268,188
	2003	977,774	1,500,000	550,000	283,928
Steven R. Altman(5)	2005	604,243	450,000	1,150,000	151,183
President	2004	510,624	975,000	400,000	100,436
	2003	477,556	550,000	400,000	79,173
Sanjay K. Jha	2005	575,011	425,000	1,100,000	149,909
President, CDMA	2004	488,280	976,500	400,000	100,466
Technologies	2003	343,371	555,625	520,000	37,617
William E. Keitel	2005	482,702	350,000	400,000	116,518
Executive Vice President and	2004	455,679	750,000	280,000	148,048
Chief Financial Officer	2003	370,102	400,000	280,000	96,934
Roberto Padovani	2005	421,542	200,000	300,000	86,581
Executive Vice President and	2004	367,928	550,000	280,000	151,280
Chief Technology Officer	2003	339,750	300,000	280,000	102,650

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed in the aggregate the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes the other compensation as indicated in the table below.

(3)	Dr. Paul Jacobs served as Executive Vice President and President, Wireless and Internet Group until July 2005, when he was named Chief Executive Officer.

(4)	Dr. Irwin Jacobs served as Chief Executive Officer until July 2005.

(5)	Mr. Altman served as Executive Vice President and President, Technology Transfer and Strategic Alliances Division until July 2005, when he was named President.

		Company	Executive
		Matching	Retirement	Split-Dollar	Total
		401(k)	Stock	Life	Other
Name	Year	Contributions	Matching (1)	Insurance	Compensation
Paul E. Jacobs	2005	$5,075	$149,570	$—	$154,645
	2004	4,975	100,631	—	105,606
	2003	4,875	72,331	3,811	81,017
Irwin Mark Jacobs	2005	5,475	268,418	—	273,893
	2004	5,275	242,998	19,915	268,188
	2003	5,175	169,463	109,290	283,928
Steven R. Altman	2005	5,075	146,108	—	151,183
	2004	4,975	95,461	—	100,436
	2003	4,875	70,195	4,103	79,173
Sanjay K. Jha	2005	5,075	144,834	—	149,909
	2004	4,975	95,491	—	100,466
	2003	4,875	32,742	—	37,617
William E. Keitel	2005	5,506	111,012	—	116,518
	2004	5,550	142,498	—	148,048
	2003	5,243	91,691	—	96,934
Roberto Padovani	2005	5,475	81,106	—	86,581
	2004	5,475	145,805	—	151,280
	2003	4,905	94,042	3,703	102,650

(1)	The Company has a voluntary deferred compensation plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 10% of eligible income. The values stated above are the values of the Company’s quarterly contributions on their respective dates of contribution. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. After the end of a full year’s contribution, that contribution will then vest over a four-year period in equal installments of 25% per year. Executive and Company contributions are unsecured and subject to the general creditors of the Company.

Stock Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended September 25, 2005.

	Individual Grants				Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise Price	Expiration
Name	Granted(1)	Fiscal Year	per Share	Date	5%	10%
Paul E. Jacobs	600,000	1.7%	$43.62	12/02/14	$16,453,732	$41,693,704
	800,000 (3)	2.3%	33.01	06/30/15	16,602,100	42,069,667
Irwin Mark Jacobs	500,000	1.4%	43.62	12/02/14	13,711,443	34,744,753
Steven R. Altman	600,000	1.7%	43.62	12/02/14	16,453,732	41,693,704
	550,000 (3)	1.6%	33.01	06/30/15	11,413,944	28,922,896
Sanjay K. Jha	600,000	1.7%	43.62	12/02/14	16,453,732	41,693,704
	500,000 (3)	1.4%	33.01	06/30/15	10,376,312	26,293,542
William E. Keitel	400,000	1.2%	43.62	12/02/14	10,969,155	27,795,803
Roberto Padovani	300,000	0.9%	43.62	12/02/14	8,226,866	20,846,852

(1)	Options were granted under the 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Generally, vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of 10 years.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(3)	One-time grant for promotion.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

     The following table sets forth information concerning option exercises and option holdings by each of the Named Executive Officers for the fiscal year ended September 25, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options Held at		In-the-Money Options at
	Acquired		September 25, 2005		September 25, 2005(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Jacobs	838,400	$30,125,404	1,958,932	2,050,668	$27,471,824	$25,672,032
Irwin Mark Jacobs	2,127,664	76,707,815	9,930,479	1,184,501	336,624,103	17,557,564
Steven R. Altman	375,000	7,932,685	1,311,832	1,693,168	11,883,768	20,886,432
Sanjay K. Jha	249,600	7,978,537	1,117,932	1,607,668	21,108,627	21,046,397
William E. Keitel	—	—	710,499	739,501	11,611,432	9,584,068
Roberto Padovani	10,000	194,926	1,347,665	762,335	16,352,514	10,962,786

(1)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $44.76 on the last trading day of the fiscal year as reported on the NASDAQ National Market.

     Information about employee and executive stock option grants from fiscal 2002 through fiscal 2005 is as follows (number of shares in millions):

	2005	2004	2003	2002
Total shares underlying options granted	35	31	34	53
Less shares underlying cancelled options	(6)	(4)	(9)	(6)

Net shares underlying granted options	29	27	25	47
Total shares underlying options granted to Named Executive Officers	5	2	2	3
Net shares underlying grants during the period as % of outstanding shares(1)	1.8%	1.7%	1.6%	3.1%
Grants to Named Executive Officers as % of total shares underlying options granted (2)	13.9%	7.0%	6.7%	6.0%
Grants to Named Executive Officers as % of outstanding shares(1)(2)	0.3%	0.1%	0.1%	0.2%
Cumulative shares underlying options held by Named Executive Officers as % of total options outstanding(1)	12.0%	10.8%	10.5%	12.9%

(1)	Calculated based on outstanding shares or options, as applicable, as of the beginning of each period.

(2)	Excluding the one-time grant to Dr. Paul Jacobs and Messrs. Altman and Jha for their promotions in 2005, the grants to Named Executive Officers as a percent of total shares underlying options granted and as a percent of total outstanding shares for 2005 would have been 8.6% and 0.2%, respectively.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of September 25, 2005 (number of shares in thousands):

	Number of Shares to
	be Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance
Equity compensation plans approved by stockholders(1)	201,990	$20.30	47,842 (2)
Equity compensation plans not approved by stockholders(3)	—	—	87
Total(4)	202,794	$24.35	47,929

(1)	Consists of six plans: our 1991 Stock Option Plan, 2001 Stock Option Plan, 1998 Non-Employee Directors’ Stock Option Plan, 2001 Non-Employee Directors’ Stock Option Plan, 2001 Employee Stock Purchase Plan, and the Executive Retirement Matching Contribution Plan.

(2)	Includes 15,359,118 shares reserved for issuance under our 2001 Employee Stock Purchase Plan.

(3)	Consists solely of shares issuable under our 1996 Non-Qualified Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock at 85% of the lower of the fair market value on the first or the last day of each six-month offering period. Employees may authorize the Company to withhold up to 15% of their compensation during any offering period, subject to certain limitations.

(4)	Excludes options assumed in connection with mergers and acquisitions. Approximately 804,000 shares of the Company’s common stock were issuable upon exercise of these assumed options. These options have a weighted average exercise price of $20.36 per share. No additional options may be granted under these assumed arrangements.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     None of the members of the Company’s Compensation Committee are, or have been, an employee or officer of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2005, none of our executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

CERTAIN TRANSACTIONS

     During fiscal 2005, the Company employed the family members of directors and executive officers described below. All of the following family members under the Company’s employ were adults who did not live with the related director or executive officer. Each family member below is compensated according to standard Company practices, including participation in the Company’s employee benefit plans generally made available to employees of a similar responsibility level. The Company does not view any of the directors or executive officers listed below as having a beneficial interest in the described transactions that is material to them or the Company. Moreover, none of the following directors or executive officers believe that they have a direct or indirect material interest in the employment relationships of the listed family members. Options described below were granted under the Company’s 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Generally, vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of 10 years.

     Dr. Paul E. Jacobs and Jeffrey A. Jacobs are the sons of Dr. Irwin Mark Jacobs, Chairman of the Board. Dr. Irwin Mark Jacobs and Dr. Paul E. Jacobs were compensated as described above under the heading “Executive Compensation and Other Matters.” Jeffrey A. Jacobs serves as the Company’s President, Global Development. Jeffrey A. Jacobs earned $484,248 in salary and bonus during fiscal 2005 and received a stock option grant for 200,000 shares of the Company’s stock at an exercise price of $43.62 per share.

     Duane A. Nelles’ son Duane A. Nelles, III also serves as a Senior Director, Finance for the Company. Duane A. Nelles’ III principal responsibilities are in the strategy and development of the MediaFLO USA business and he is not involved in the preparation of the Company’s financial statements. Duane A. Nelles III earned $126,013 in salary and bonus during fiscal 2005 and received a stock option grant for 3,975 shares of the Company’s stock at an exercise price of $42.16 per share and a second grant for 3,500 shares at an exercise price of $33.57 per share.

     Duane A. Nelles’ son Paul Nelles also serves as an Associate Project Manager for the Company. Paul Nelles earned $66,547 in salary and bonus during fiscal 2005 and received a stock option grant for 570 shares of the Company’s stock at an exercise price of $42.16 per share.

     Steven R. Altman’s brother Jeffrey S. Altman serves as a Director, Business Development for the Company. Jeffrey S. Altman earned $174,958 in salary and bonus during fiscal 2005 and received a stock option grant for 5,195 shares of the Company’s common stock at an exercise price of $42.16 per share and a second grant for 4,200 shares at an exercise price of $33.57 per share.

     Dr. Daniel L. Sullivan’s daughter, Megan J. Sullivan serves as a Sr. Marketing Communications Coordinator for the Company. Dr. Sullivan is our Executive Vice President, Human Resources. Megan J. Sullivan earned $63,745 in salary and bonus during fiscal 2005 and received a stock option grant for 310 shares of the Company’s common stock at an exercise price of $42.16 per share and a second grant for 235 shares at an exercise price of $33.57 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

     The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for the total rewards packages offered to the Company’s officers and non-employee directors. The Committee’s charter is to collaborate with executive management in developing a compensation philosophy; to evaluate and approve compensation for the Chief Executive Officer, other officers, key executives, and non-employee directors; and to oversee the general employee benefit programs, including the Company’s employee equity compensation plan and employee stock purchase plan. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Total Rewards Management department in QUALCOMM’s Human Resources organization supports the Committee in its work, and may collaborate with any independent, third-party compensation consultant engaged by the Committee and Management. At least annually, and at its February 2005 meeting, the Committee reviews and reassesses the adequacy of its Charter, and its own performance for purposes of self-evaluation and to encourage continuous improvement. The Committee’s complete charter is available at the Company’s web site at http://www.qualcomm.com/ir/docs/comp_comm_charter.pdf.

     Three independent, non-employee directors serve on the Committee. Each member of the Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the Code. The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held seven formal meetings during fiscal year 2005; each meeting included an executive session during which only the independent directors and their advisors were present.

Compensation Philosophy and Objectives

     QUALCOMM’s compensation and benefits philosophy and programs significantly contribute to creating and sustaining a competitive advantage in the labor market that translates to leadership and innovation in our addressed business markets. The Company’s unique mix of compensation, benefits, equity participation and workplace environment characterized by integrity, innovation, collaboration and inclusion, leads QUALCOMM to a distinctive position as an employer. The Company consistently receives recognition from diverse sources, such as Fortune magazine’s “100 Best Places to Work for in America,” Industry Week’s “100 Best Managed Companies,” CIO magazine’s “Top 100,” the Fabless Semiconductor Association’s “Best Financially Managed Company,” and Fortune’s “America’s Most Admired Companies.” Forbes magazine ranked QUALCOMM 20th of 189 in efficiency (with a rank of 1 being most efficient) of CEO pay relative to company performance for 2005. In 2003 and 2004, Forbes awarded QUALCOMM an efficiency grade of “A” for the Company’s CEO pay relative to performance.

     The Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract, motivate and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers, other executives, and general workforce. The Committee, in collaboration with executive Management and independent consultants engaged by the Committee and Management, re-affirmed in 2005 the following key strategies in support of our guiding principle:

•	Use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions. The Committee and Management refer to external benchmarks as part of its due diligence in determining salary and target bonus amounts, including peer group companies noted elsewhere in this report, and information provided by independent, third-party published surveys in which QUALCOMM participates.

•	Use long-term equity-based incentives (in the form of non-qualified stock options and through a tax-qualified employee stock purchase plan) to align employee and stockholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the Company.

•	Provide benefit programs competitive within our defined talent market that provide participant flexibility and are cost-effective to the Company.

Compensation Components and Processes

     Annual Salary

The annual salary for officers (including the Named Executive Officers shown in the Summary Compensation Table on page 26) and employees is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at peer and/or other high-technology companies, and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). The Committee emphasizes pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market and relationships among internal peers. Salary is an important component of the Company’s total compensation and benefit packages, and the Committee structures salaries to be a relatively smaller proportion of total target cash compensation with increasing responsibility. Annual salary represents 50% of the annual total target cash for our CEO, between 57% to 67% for other officers, and approximately 75% for non-officer executives.

The Committee reviews officer salaries annually after the end of the fiscal year. At its December 2004 meeting, the Committee reviewed recommendations for salary adjustments for the CEO, the other Named Executive Officers, and the remaining Company officers. To identify compensation practices for similar officer positions among other high-technology companies, the Committee engaged an independent, third-party consultant to obtain and summarize data from Officer Pay Peer Group company proxies and information provided in independent, third-party, published surveys. The Committee also considered Company and Business Unit strategic and operational performance, incumbent contributions and experience, relative levels of pay among the officers, and recommendations from the CEO and the Company’s Human Resources staff. The Committee approved salary increases for the officers, effective for calendar year 2005. The increases varied by officer, and resulted in an overall increase to the officer payroll of 9%.

Effective July 1, 2005, Dr. Irwin Mark Jacobs transitioned from Chairman of the Board and CEO to the role of Chairman of the Board, relinquishing his day-to-day responsibilities and changing his formal status from full-time to part-time employee. Dr. Paul E. Jacobs assumed the role of CEO. Steven R. Altman assumed the role of President. In addition, Sanjay K. Jha expanded his involvement in the Company’s strategic planning and in representing the Company to investors and the community. The Committee reviewed data and recommendations prepared by an independent, third-party consultant and the Company’s Human Resource staff, regarding appropriate salary adjustments consistent with these changing roles and responsibilities. The Committee approved salary increases for Dr. Paul E. Jacobs, Steve R. Altman and Sanjay K. Jha, and a salary decrease for Dr. Irwin Mark Jacobs, effective July 2, 2005.

     Annual Cash Bonus

The design of the Company’s annual Executive Bonus Program (the “Bonus Program”) rewards achievement at specified levels of financial and individual performance. The Committee approved the fiscal year 2005 Bonus Program at its November 2004 meeting. Each officer position has an assigned target bonus level, expressed as a percent of fiscal year-end annual salary. For fiscal year 2005, the target bonuses were 100% for the Chairman & CEO (Dr. Irwin Mark Jacobs), and 75% for the President & COO (Anthony S. Thornley), and certain EVPs (Steven R. Altman, Dr. Paul E. Jacobs and Sanjay K. Jha). The target bonus for the remaining officers was 50%. These target bonus levels are competitive with target bonuses for similar positions reported in the independent, third-party published surveys. The Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Committee that the targets are competitive. Depending on Corporate/Business Unit financial performance and individual performance, each officer may earn between 0 and 2.5X the target bonus.

•	The Officer Bonus Pool (the “Pool”) is funded depending on the Financial Performance of the Company and relevant Business Unit, as appropriate. Financial performance includes both revenue and Earnings Before Tax (EBT), with greater emphasis placed on EBT — the funding formula places 40% weight on revenue performance and 60% weight on EBT performance. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end revenue and EBT compared to the planned revenue and EBT budgets reviewed by the Board of Directors at the beginning of the fiscal year. If the weighted sum of revenue and EBT performance is at least 80%, then the Pool is funded at the minimum bonus award level (0.3X of the target bonus). If the weighted sum of revenue and EBT performance is 150%, then the Pool is funded at the maximum bonus award level (2.5X of the target bonus).

•	Using the funds available in the Pool, the Committee and the CEO may award an annual bonus to each officer based on the officer’s target bonus level and contributions during the fiscal year.

The Pool was funded at approximately 85% of the target bonus level, and actual bonus awards for the fiscal year 2005 Bonus Program reflect the fact that the Company performed well yet did not exceed its revenue and EBT goals for the fiscal year. At its November 2005 meeting, the Committee reviewed Management’s recommendations for officer bonus awards for fiscal 2005 performance. The Summary Compensation Table includes the bonus awards for the Named Executive Officers approved by the Committee.

Effective with his transition to Chairman of the Board on July 1 2005, the Committee reduced Dr. Irwin Mark Jacobs’ target bonus to 0% for the time he served only in this capacity, in order to align his focus in this role on longer-term strategy. Concurrently, the Committee increased Dr. Paul E. Jacobs’ target bonus to 100% for the time he served as CEO.

     Long-Term Equity Compensation

QUALCOMM grants non-qualified stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The five-year option vesting period, somewhat longer than the three- and four-year vesting periods common to many high technology companies, encourages officers and all Company employees to work with a long-term view of the Company’s achievement and to reinforce their long-term affiliation with QUALCOMM. The design of the stock option program helps to reduce officer and employee turnover and to retain the knowledge and skills of our valued officers and employees.

QUALCOMM grants stock options to substantially all employees. This practice is integral to the success of the Company, enabling QUALCOMM to attract and retain a highly talented and marketable employee population, and enabling clear employee focus on building shareholder value. Our employees report that, among the various compensation and benefit program offerings, stock options at time of hire is among the top two drivers in their decision to join the Company, and eligibility for periodic grants through our merit option program is also among the top two drivers in their decision to remain with QUALCOMM.

The Company typically awards stock option grants to officers following the end of the fiscal year. At its November 2005 meeting, the Committee reviewed the analyses and recommendations for officer stock option grants provided by management. In reviewing the recommended grants, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered, and proportion of options granted to each Named Executive Officer (NEO), and the NEO’s in aggregate, as a percentage of total options granted during the fiscal year. The Summary Compensation Table includes the stock option grants to the Named Executive Officers approved by the Committee.

As noted previously, the Company implemented a management succession plan, effective July 1, 2005. The Committee reviewed data and recommendations prepared by an independent, third-party consultant and the Company’s Human Resource staff, regarding appropriate stock option awards consistent with these changing roles and responsibilities. The Committee approved one-time promotional awards of non-qualified stock options to Dr. Paul E. Jacobs, Steven R. Altman and Sanjay K. Jha in the amounts of 800,000, 550,000 and 500,000 respectively, at a fair market value exercise price of $33.01. These options have the same 10-year term and 5-year vesting schedule of the annual options granted to officers.

          Equity Dilution

The Committee makes an annual recommendation to the Board regarding the stock option pool for the year. In developing the recommendation, the Committee considers Company performance, anticipated hiring, competitive practices, contingencies for mergers and acquisitions, and impact on dilution and overhang. For fiscal year 2005, the burn rate (total options granted during fiscal year 2005 as a percentage of common shares outstanding) was 2.1%, compared to the fiscal year 2004 burn rate of 1.9%. Overhang (total options outstanding plus options available for grant as a percentage of common shares outstanding plus options outstanding plus options available for grant) was 12.5%, compared to fiscal year 2004 overhang of 13.9%.

     Benefits

The Committee oversees the design, implementation and administration of all Company-wide benefit programs. QUALCOMM maintains a relatively egalitarian offering of benefit programs with a limited number of additional benefit programs available to Company officers and other non-officer executives, including:

          Voluntary Executive Retirement Contribution and Matching Plans

The Executive Retirement Contribution Plan (“ERC Plan”) is a voluntary, non-qualified plan that enables executives to defer income (base salary and annual bonus) on a pre-income tax basis until retirement. The Executive Retirement Matching Contribution Plan (the “Matching Plan”) is a non-qualified plan under which participants who contribute to the ERC Plan receive a Company contribution in the form of Company stock of up to 10% of pay, less any 401k contribution. The Company stock contributions under the Matching Plan are subject to a four-year vesting schedule. The investment options under the ERC Plan are the same as those made available to all employees participating in the Company’s 401(k) plan.

          Financial & Retirement Planning Services

QUALCOMM will reimburse officers up to a maximum of $12,500 per fiscal year for expenses incurred for financial, estate and/or tax planning.

          Supplemental Health

QUALCOMM provides supplemental health coverage, with a maximum annual limit of $10,000 for officers, and lower limits for non-officer executives, and other senior level employees. This program covers the employee and all eligible dependents of the employee, and provides coverage for most medical expenses not covered by the Company’s base health plan.

     Executive Employment Agreements

QUALCOMM’s employees, including our executive officers, are employed “at will” and do not have employment agreements.

Committee Actions during Fiscal Year 2005

     The Committee and Company Management collaborated on several initiatives during the fiscal year that further evolve and enhance the governance and alignment of compensation and benefit practices with the interest of shareholders.

     Peer Groups for Compensation and Benefits Benchmarking

The selection of peer group companies used to identify competitive market practices has been a thoughtful and deliberate process for the Committee and Management. In 2004, the Committee and Management agreed upon five separate peer groups for benchmarking (1) non-employee director compensation, (2) officer compensation, (3) benefits, (4) compensation best practices, and (5) financial performance. Consistent with its role to oversee the selection of peer group companies, the Committee and Management engaged an independent, third-party consultant, to review and recommend updates to the peer group companies. The consultants used specific selection criteria, including industry segment (primarily telecom service, telecom equipment and fabless semiconductor), revenue (between $5B and $20B), and market capitalization (between $6B and $125B) and also identified other “break-out” companies reflecting rapid growth and unique space within their markets. The consultants and Management presented the recommended changes to the peer group companies to the Committee at its May 2005 meeting. The officer compensation peer group companies include Advanced Micro Devices, Agilent Technologies, Apple Computer, Avaya, Cisco Systems, Comcast, Computer Associates, eBay, Freescale Semiconductor, Google, L-3 Communications, Lucent Technologies, Micron Technology, Motorola, Nortel Networks, Oracle, Sun Microsystems, Texas Instruments, and Yahoo!. The peer group companies identified for these purposes is not identical to the companies listed in the NASDAQ Communications Equipment Stocks included in the Stock Performance Graph for this Proxy Statement. Certain companies included in the NASDAQ index are not considered peer companies for executive talent, and certain companies not included in NASDAQ index are included in the peer groups because they are considered competitors for executive talent.

Policy on Deductibility of Named Executive Officer Compensation

     In evaluating compensation program alternatives, the Committee considers the potential impact on QUALCOMM of Section 162(m) of the Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Executive Officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by shareholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

     The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) are beyond the control of either the Committee or QUALCOMM. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other top highly compensated executives over the $1 million limitation is extremely small and has a de minimis impact on the Company’s overall tax position. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

Chairman and Chief Executive Officer Compensation

     The Committee followed the same philosophy and guiding principles described above in determining compensation for Dr. Irwin Jacobs, Chief Executive Officer of QUALCOMM up to July 1, 2005, and for Dr. Paul Jacobs, Chief Executive Officer of QUALCOMM effective July 1, 2005.

     Dr. Irwin Jacobs’ annual base salary was $1,100,000 from the beginning of calendar year 2005 to July 1, 2005. His annual salary was reduced to $650,000 effective July 2, 2005. Dr. Paul Jacobs’ annual base salary was $575,000 from the beginning of 2005 to July 1, 2005. His annual salary was increased to $950,000 effective July 2, 2005.

     In consideration of his overall leadership during the first three quarters of fiscal 2005, after the end of fiscal 2005, the Committee awarded Dr. Irwin Jacobs a $500,000 bonus and a stock option grant to purchase 200,000 shares of the Company’s common stock at an exercise price of $44.02 per share. In consideration of Dr. Paul Jacobs’ leadership of the QW&I group comprised of the QWI and QTL Business Segments during the first three quarters of fiscal 2005, his leadership during the succession plan transition and the final quarter of fiscal 2005, the Committee awarded Dr. Paul Jacobs a $500,000 bonus and a stock option grant to purchase 900,000 shares of the Company’s common stock at an exercise price of $44.02 per share.

     The Committee reviewed summaries of each Officer’s total compensation that tally the value of direct cash compensation, stock option awards, benefits and perquisites, and the hypothetical value of vested and unvested stock options at various trading prices. The Committee believes its CEO compensation is appropriate given the positive Company performance in fiscal 2005. The criteria the Committee considered in determining CEO compensation included the annual financial performance of the Company, the Company’s year-over-year profitable growth and positioning for sustained long-term growth, and other individual considerations such as leadership, ethics, and corporate governance. QUALCOMM’s Total Shareholder Return (TSR) for both one- and three- year periods ending on September 30, 2005 was in the third quartile relative to our financial performance peer group of 20 companies (ticker symbols: AMD, ADI, AV, BRCM, CSCO, CA, EMC, INTC, INTU, JNPR, LLL, LU, MU, MOT, NSM, NT, ORCL, SEBL, SUNW and TXN). QUALCOMM’s one-year TSR of 15.6% and three-year TSR of 48.9% (annualized rate of return) placed the Company at or above the 60th percentile among the financial performance peer companies for both measurement periods. As evidenced by the Company’s fiscal year 2005 Form 10-K filing, the Committee believed that the Company’s financial performance and position at the end of fiscal year 2005 was strong. QUALCOMM’s status within our industry, and in the broader business community, is also exceptionally positive. We earlier highlighted some of the recognition the Company has received from diverse sources. Fiscal 2005 was a year of notable achievements, including strong revenue and EPS performance, driven by global demand for CDMA products and WCDMA (UMTS) subscriber growth in Europe and Japan. The drivers of this growth include demand for CDMA products and devices with increasing functionality, the expansion of broadband data services, and the accelerating growth in WCDMA service launches, phone pricings, and multimedia capabilities. QUALCOMM’s BREW technology plays an increasing role in generating consumer demand for wireless products.

COMPENSATION COMMITTEE

Raymond V. Dittamore, Chair
Richard C. Atkinson
Marc I. Stern

REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to QUALCOMM’s audited financial statements for the fiscal year ended September 25, 2005.

     The purpose of the Audit Committee is to assist the Board in its general oversight of QUALCOMM’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is included in this proxy statement as Appendix 1. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of QUALCOMM’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

     In fiscal 2004, management completed the documentation, testing and evaluation of QUALCOMM’s system of internal controls over financial reporting. Continuing into fiscal 2005, the second year of certification, management improved the internal control evaluation process which is now being institutionalized into the Company’s standard operations and processes. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. At a minimum, these updates occur quarterly. The Committee also holds regular private sessions with PricewaterhouseCoopers to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviews the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2005 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of QUALCOMM’s fiscal 2005 (i) consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

     QUALCOMM has an Internal Audit Department that reports to the Audit Committee. The Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence.

     Based on its review of the consolidated financial statements and discussions with and representations from management and PricewaterhouseCoopers LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in QUALCOMM’s Annual Report on Form 10-K for fiscal year 2005, for filing with the Securities and Exchange Commission.

     In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by QUALCOMM’s external auditor PricewaterhouseCoopers LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Audit and Non-Audit Fees” for more information regarding fees paid to PricewaterhouseCoopers LLP for services in fiscal years 2005 and 2004.

AUDIT COMMITTEE

Duane A. Nelles, Chair
Richard C. Atkinson
Raymond V. Dittamore

PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares total stockholder return on the Company’s common stock since September 24, 2000 to two indices: the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the “Nasdaq-Industry”). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor’s Index Committee to include companies in leading industries and to reflect the U.S. stock market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the Nasdaq National Market and the Nasdaq Small Cap Market. The total return for the Company’s stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period. The Company began paying out dividends on the Company stock on March 31, 2003. The Company’s common stock is traded on the Nasdaq National Market and is a component of each of the S&P 500 and the Nasdaq-Industry.

Comparison of Cumulative Total Return on Investment Since
September 24, 2000(1)

Note: Historical stock price performance is not necessarily indicative of future price performance.

     The Company’s closing stock price on September 23, 2005, the last trading day of the Company’s 2005 fiscal year, was $44.76 per share.

(1)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500 and the Nasdaq-Industry on September 24, 2000. All returns are reported as of the Company’s fiscal year end, which is the last Sunday of the month in which the fourth quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the corresponding quarter ends.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2005, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or may be accessed on the Internet at: http://www.qualcomm.com/ir.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

     In accordance with notices that the Company sent to certain stockholders, the Company is sending only one copy of its annual report and proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

     If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@qualcomm.com, by fax to (858) 651-9303 or by mail to Investor Relations, QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, California, 92121-1714 or call at (858) 658-4813. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

     Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing QUALCOMM stock at two different brokerage firms, your household will receive two copies of the QUALCOMM annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may wish to enroll some or all of your accounts in the Company’s electronic delivery program.

By Order of the Board of Directors

Paul E. Jacobs
Chief Executive Officer

January 13, 2006

APPENDIX 1

QUALCOMM INCORPORATED

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of QUALCOMM Incorporated (the “Company”) was established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

     1. The Committee shall be comprised of at least three directors who meet the independence and experience requirements contained in the NASDAQ listing standards, such independence and experience to be decided by the Governance Committee of the Board (the “Governance Committee”).

     2. Members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board on the recommendation of the Governance Committee. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

     3. The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, internal auditors, independent auditors, legal counsel or others to attend meetings and to provide relevant information. The Committee may include non-Committee members at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

     4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

     5. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

Committee Authority and Responsibilities

     To fulfill its responsibilities and duties hereunder, the Committee shall:

  Independent Auditor Oversight

     1. Be directly and solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.

     2. Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.

     3. Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement.

     4. Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

     5. Evaluate annually the qualifications, performance and independence of the independent auditor.

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     6. Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.

     7. Review with the independent auditor:

     a. Any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

     b. Any accounting adjustments.

     c. Any communications between the audit team and the auditor’s national office respecting auditing or accounting issues.

     d. Any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management’s response.

  Financial Information Oversight

     1. Review and discuss with management and the independent auditor:

     a. The Company’s annual audited financial statements.

     b. Any certification, report, opinion or review rendered by the independent auditor.

     c. The Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

     d. The critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

     e. Earnings press releases and other information provided to analysts and rating agencies, including “pro forma” or “core business” or other adjusted financial information.

     f. Any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

     g. Any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

     h. The effect of regulatory and accounting initiatives, improvements and resulting changes to the Company’s auditing and accounting principles and practices.

     i. Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

     j. Any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     2. Report to the Board regarding any audit opinions that contain “going concern” qualifications.

     3. Review prior to filing, all filings with the Securities and Exchange Commission containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

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     4. Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

     5. Periodically (but not less than annually) meet separately with the independent auditor.

  Controls Oversight

     1. Review and discuss annually with management its assessment of the effectiveness of the Company’s internal controls, disclosure controls and procedures for financial reporting.

     a. Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

     b. Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

     2. Review and approve, at least annually, the internal audit scope, audit plans, budget and staffing and relevant process and programs of the internal audit function. Periodically review the scope, budget and significant results of any internal audit services provided by outside parties. The Committee shall also receive regular reports from the Company’s internal auditor regarding the significant results of internal audits, and whether recommendations made in the audits have been implemented by Company management. The Committee shall meet separately with the senior internal auditor to discuss any matter that members of the Committee or the internal auditor believe should be discussed privately.

     3. Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

  Legal Compliance and Ethics Oversight

     1. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties. The Committee may delegate review and approval of any compensation-related related-party transactions to the Compensation Committee.

     2. Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     3. Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

     4. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

  Other Matters Oversight

     1. Review the Company’s policies and practices with respect to risk management.

     2. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

     3. Discuss with management the Company’s practices pertaining to foreign exchange, investments and derivatives.

     4. Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

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     5. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

     6. Review and reassess the Charter’s adequacy at least annually.

     7. Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

     8. On an annual basis, determine who among its members is to be designated for disclosure purposes as an “audit committee financial expert” as defined by Securities and Exchange Commission regulations.

  General and Resources

     1. Have the authority to pay the fees and expenses of advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these advisors and experts shall be paid by the Company.

     2. At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter.

     3. Also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

As amended December 5, 2005

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APPENDIX 2

PROPOSED AMENDMENTS TO ARTICLE VI

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

QUALCOMM INCORPORATED1

VI.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. ~~Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit.~~ The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

     ~~The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following September 11, 1991 (the “Initial Election Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Election Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Election Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~

     At the 2006 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders. At the 2007 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, all directors shall be elected for a term expiring at the 2009 annual meeting of stockholders. At each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining

[1]	Insertions are shown as underlined and italicized text; deletions are shown as ~~strike through~~ text.

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directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for ~~the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

     B. The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws.

     C. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

     D. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

     E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

     F. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. ~~So long as shareholders may cumulate their votes in the election of directors, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. Furthermore, if~~ If the holders of any class or series of capital stock are entitled to elect one (1) or more directors by this certificate of incorporation, as amended from time to time, the removal of such directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole.

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APPENDIX 3

QUALCOMM Incorporated
2006 Long-Term Incentive Plan

Establishment, Purpose and Term of Plan			1
	1.1	Establishment	1
	1.2	Purpose	1
	1.3	Term of Plan	1
2.	Definitions and Construction		1
	2.1	Definitions	1
	2.2	Construction	6
3.	Administration		6
	3.1	Administration by the Committee	6
	3.2	Authority of Officers	6
	3.3	Administration with Respect to Insiders	6
	3.4	Committee Complying with Section 162(m)	6
	3.5	Powers of the Committee	6
	3.6	Indemnification	7
	3.7	Arbitration	7
	3.8	Repricing Prohibited	8
4.	Shares Subject to Plan		8
	4.1	Maximum Number of Shares Issuable	8
	4.2	Adjustments for Changes in Capital Structure	8
5.	Eligibility and Award Limitations		9
	5.1	Persons Eligible for Awards	9
	5.2	Participation	9
	5.3	Incentive Stock Option Limitations	9
	5.4	Award Limits	9
6.	Terms and Conditions of Options		10
	6.1	Exercise Price	10
	6.2	Exercisability and Term of Options	10
	6.3	Payment of Exercise Price	11
	6.4	Effect of Termination of Service	11
	6.5	Transferability of Options	12
7.	Terms and Conditions of Stock Appreciation Rights		12
	7.1	Types of SARs Authorized	12
	7.2	Exercise Price	12
	7.3	Exercisability and Term of SARs	12
	7.4	Deemed Exercise of SARs	12
	7.5	Effect of Termination of Service	12
	7.6	Nontransferability of SARs	13

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8.	Terms and Conditions of Restricted Stock Awards		13
	8.1	Types of Restricted Stock Awards Authorized	14
	8.2	Purchase Price	14
	8.3	Purchase Period	14
	8.4	Vesting and Restrictions on Transfer	14
	8.5	Voting Rights; Dividends and Distributions	14
	8.6	Effect of Termination of Service	14
	8.7	Nontransferability of Restricted Stock Award Rights	14
9.	Terms and Conditions of Performance Awards		14
	9.1	Types of Performance Awards Authorized	15
	9.2	Initial Value of Performance Shares and Performance Units	15
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	15
	9.4	Measurement of Performance Goals	15
	9.5	Settlement of Performance Awards	16
	9.6	Voting Rights; Dividend Equivalent Rights and Distributions	16
	9.7	Effect of Termination of Service	16
	9.8	Nontransferability of Performance Awards	17
10.	Terms and Conditions of Restricted Stock Unit Awards		17
	10.1	Grant of Restricted Stock Unit Awards	17
	10.2	Vesting	17
	10.3	Voting Rights, Dividend Equivalent Rights and Distributions	17
	10.4	Effect of Termination of Service	17
	10.5	Settlement of Restricted Stock Unit Awards	18
	10.6	Nontransferability of Restricted Stock Unit Awards	18
11.	Deferred Compensation Awards		18
	11.1	Establishment of Deferred Compensation Award Programs	18
	11.2	Terms and Conditions of Deferred Compensation Awards	18
12.	Other Stock-Based Awards		19
13.	Effect of Change in Control on Options and SARs		19
	13.1	Accelerated Vesting	19
	13.2	Assumption or Substitution	20
	13.3	Effect of Change in Control on Restricted Stock and Other Type of Awards.	20
14.	Compliance with Securities Law		20
15.	Tax Withholding		20
	15.1	Tax Withholding in General	20

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	15.2	Withholding in Shares	21
16.	Amendment or Termination of Plan		21
17.	Miscellaneous Provisions		21
	17.1	Repurchase Rights	21
	17.2	Provision of Information	21
	17.3	Rights as Employee, Consultant or Director	21
	17.4	Rights as a Stockholder	21
	17.5	Fractional Shares	21
	17.6	Severability	21
	17.7	Beneficiary Designation	21
	17.8	Unfunded Obligation	22

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QUALCOMM Incorporated

2006 Long-Term Incentive Plan

1. Establishment, Purpose and Term Of Plan.

     1.1 Establishment. The QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “Plan") is hereby adopted December 5, 2005, subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date"). The Plan is a restatement of the Company’s 2001 Stock Option Plan. The Plan is also a successor to the Company’s 1991 Stock Option Plan and the Company’s 2001 Non-Employee Directors’ Stock Option Plan and its predecessor plan (the "Prior Plans") and the source of shares for the Company’s Executive Retirement Matching Contribution Plan (“ERMCP”).

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below. The Plan is also a source for the issuance of shares pursuant to the ERMCP.

     1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2. Definitions and Construction.

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

          (b) “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan or an award of shares pursuant to the ERMCP.

          (c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

          (d) “Board” means the Board of Directors of the Company.

          (e) A "Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their

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ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2.1(z)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. The Board shall determine in its discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include a Spinoff Transaction.

          (f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

          (h) “Company” means QUALCOMM Incorporated, a Delaware corporation, or any Successor.

          (i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

          (j) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

          (k) “Director” means a member of the Board or of the board of directors of any Participating Company.

          (l) “Disability” means the Participant has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Participant has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America; provided, however that with respect to Nonemployee Director Awards, “Disability” means the Participant has been determined eligible for supplemental Security Income benefits by the Social Security Administration of the United States of America and also means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the duties of the Participant’s position with the Participating Company Group because of sickness or other physical or mental incapacity.

          (m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

          (n) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

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          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

          (i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.

          (ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days; provided, however, that the Fair Market Value shall not be less that the Fair Market Value determined under Section 2.1(p)(i). The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

          (iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

          (q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

          (r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (s) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

          (t) “Nonemployee Director” means a Director who is not an Employee.

          (u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

          (v) "Normal Retirement Age” means the date on which a Participant has attained the age of sixty (60) years and has completed ten years of continuous Service; provided, however, that with respect to Nonemployee Director Awards, “Normal Retirement Age” means the date on which a Participant has attained the age of seventy (70) years and has completed nine years of continuous Service.

          (w) “Officer” means any person designated by the Board as an officer of the Company.

          (x) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (y) “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

          (z) An "Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially

3

all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

          (aa) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

          (bb) “Participant” means any eligible person who has been granted one or more Awards.

          (cc) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

          (dd) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

          (ee) “Performance Award” means an Award of Performance Shares or Performance Units.

          (ff) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          (gg) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

          (hh) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

          (ii) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

          (jj) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

          (kk) “Restricted Stock Award” means an Award of Restricted Stock.

          (ll) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

          (mm) “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

          (nn) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

          (oo) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

          (pp) “Section 162(m)” means Section 162(m) of the Code.

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          (qq) “Securities Act” means the Securities Act of 1933, as amended.

          (rr) “Service” means

          (i) a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company’s leave policy. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company; except that if the entity for which Participant performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the shareholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

          (ii) Notwithstanding any other provision of this Section, a Participant’s Service shall not be deemed to have terminated merely because the Participating Company for which the Participant renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Plan, a Participant’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided a Participant was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company’s auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

          (ss) "Spinoff Company” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

          (tt) "Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

          (uu) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

          (vv) “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

          (ww) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

          (xx) "Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

5

          (yy) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

          (zz) “Vesting Conditions” mean those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

     2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

     3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

     3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

     3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

     3.4 Committee Complying with Section 162(m). While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

     3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

          (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

          (b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

          (c) to determine the Fair Market Value of shares of Stock or other property;

          (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

6

          (e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

          (f) to approve one or more forms of Award Agreement;

          (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

          (i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

          (j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

          (k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

          (l) to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

     3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     3.7 Arbitration. Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

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     3.8 Repricing Prohibited. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4. Shares Subject to Plan.

     4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 226,239,821 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. The share reserve, determined at any time, shall be reduced by the number of shares subject to Prior Plan Options and shares issued under the ERMCP. Any shares of Stock subject to Prior Plan Option shall again be available for issuance under the Plan only if the Prior Plan Option is terminated or cancelled but not if it expires. Any shares of Stock that are subject to Awards of Options or SARs without a related Dividend Equivalent shall be counted against the limit as one (1) share for every one (1) share granted. Any shares of Stock that are subject to Awards (other than Options or SARs without a related Dividend Equivalent) shall be counted against this limit as two (2) shares for every one (1) share granted. If an outstanding Award, excluding Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, and shares issued under the ERMCP, are forfeited to the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be available for issuance under the Plan. Any shares of Stock that again become available for shares pursuant to this Section 4.1 shall be added back as one (1) share if such shares were subject to Options without a Dividend Equivalent or SARs granted under the Plan or under a Prior Plan and as two (2) shares if such shares were subject to Awards (other than Options without a Dividend Equivalent or SARs) granted under the Plan or a Prior Plan. Notwithstanding anything to the contrary contained herein: (i) shares of Stock tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; (iii) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above; and (iv) all shares of Stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

     4.2 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in connection with the ERMCP, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

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5. Eligibility and Award Limitations.

     5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants“and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

     5.2 Participation. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

     5.3 Incentive Stock Option Limitations.

          (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

          (b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

     5.4 Award Limits.

          (a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 226,239,821 the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.

          (b) Limits on Full Value Awards. Except for shares granted under the Executive Retirement Matching Contribution Plan, any Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards") which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months. There shall be no acceleration of vesting of such Full Value Awards except in connection with death, Disability or a Change in Control.

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          (c) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

               (i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than 3,000,000 shares of Stock reserved for issuance under the Plan.

               (ii) Restricted Stock and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than 1,000,000 shares of Stock reserved for issuance under the Plan.

               (iii) Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than 1,000,000 shares of Stock reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than $1,000,000 for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6. Terms and Conditions of Options.

     Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

     6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

     6.2 Exercisability and Term of Options.

          (a) Option Vesting and Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an Option granted to a Nonemployee Director, and (d) no Option offered or be granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

          (b) Participant Responsibility for Exercise of Option. Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information

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regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

     6.3 Payment of Exercise Price.

          (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b) Limitations on Forms of Consideration.

               (i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

               (ii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

     6.4 Effect of Termination of Service.

          (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

          (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

          (c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

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     6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Terms and Conditions of Stock Appreciation Rights.

     Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

     7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

     7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

     7.3 Exercisability and Term of SARs.

          (a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

          (b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

No SAR shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or the case of an SAR granted to a Nonemployee Director.

     7.4 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

     7.5 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

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     7.6 Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8. Terms and Conditions of Restricted Stock Awards.

     Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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     8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

     8.2 Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

     8.3 Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

     8.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

     8.5 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

     8.6 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

     8.7 Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Terms and Conditions of Performance Awards.

     Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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     9.1 Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

     9.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

     9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

     9.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

          (a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization; (vii) net income; (viii) expenses; (ix) the market price of the Stock; (x) earnings per share; (xi) return on stockholder equity; (xii) return on capital; (xiii) return on net assets; (xiv) economic value added; (xv) market share; (xvi) customer service; (xvii) customer satisfaction; (xviii) safety; (xix) total stockholder return; (xx) free cash flow; or (xxi) such other measures as determined by the Committee consistent with this Section 9.4(a).

          (b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

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     9.5 Settlement of Performance Awards.

          (a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          (b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

          (c) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.

     9.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

     9.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

          (a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

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          (b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

     9.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Terms and Conditions of Restricted Stock Unit Awards.

     Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

     10.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

     10.2 Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

     10.3 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

     10.4 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall

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forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

     10.5 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

     10.6 Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Deferred Compensation Awards.

     11.1 Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

          (a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

          (b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

               (i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

               (ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

               (iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

     11.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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          (a) Vesting Conditions. Deferred Compensation Awards shall not be subject to any vesting conditions.

          (b) Terms and Conditions of Stock Units.

               (i) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

               (ii) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

               (iii) Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12. Other Stock-based Awards.

     In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13. Effect of Change in Control on Options and Sars.

     13.1 Accelerated Vesting. The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine. The previous sentence notwithstanding such acceleration shall not occur to the extent an Option or SAR is assumed or substituted with a substantially similar Award in connection with a Change in Control.

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     13.2 Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock. Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(z)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

     13.3 Effect of Change in Control on Restricted Stock and Other Type of Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement; provided, however, that such acceleration or waiver shall not occur to the extent an Award is assumed or substituted with a substantially equivalent Award in connection with the Change in Control. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14. Compliance with Securities Law.

     The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. Tax Withholding.

     15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

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     15.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16. Amendment or Termination of Plan.

     The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17. Miscellaneous Provisions.

     17.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

     17.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

     17.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

     17.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

     17.5 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

     17.6 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

     17.7 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company,

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and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

     17.8 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

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PRELIMINARY COPIES

PROXY	QUALCOMM INCORPORATED	PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 7, 2006

     The undersigned hereby appoints Paul A. Jacobs and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, March 7, 2006 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.

     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the internet, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

(Continued and to be signed on reverse side.)

VOTE BY INTERNET — www.proxyvote.com Have the proxy card ready when you access the simple instructions that appear on your computer screen.

QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE, L729M SAN DIEGO, CA 92121

VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone! Have this card ready when you call and follow the simple recorded instructions the vote voice provides to you.

VOTE BY MAIL

Mark, sign, and date this proxy card and return it in the postage-paid envelope we have provided.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on March 6, 2006.

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY. THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

QUALCOMM	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALCOMM INCORPORATED

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. ALL OF THE FOLLOWING PROPOSALS HAVE BEEN SUBMITTED BY THE BOARD:

To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the nominee’s name on the line below.

		For	Withhold
		All	All	Exceptions
		☐	☐	☐
1.	To elect four Class III Directors whether by cumulative voting or otherwise, to hold office until the 2009 Annual Meeting of Stockholders, or if Proposal 2 passes, until the 2007 Annual Meeting of Stockholders.
01) Richard C. Atkinson
02) Diana Lady Dougan
03) Peter M. Sacerdote
04) Marc I. Stern

		For	Against	Abstain
2.	To approve amendments to the Company’s Restated Certificate of Incorporation to eliminate the classified board and cumulative voting.	☐	☐	☐

3.	To approve the combination of the Company’s equity compensation Plans as the 2006 Long-Term Incentive Plan and an increase in the share reserve by 65,000,000 shares.	☐	☐	☐

		For	Against	Abstain
4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 24, 2006.	☐	☐	☐

5.	To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.	☐	☐	☐

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons, each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Signature	Date	Signature (Joint Owners)	Date